MFS VARIABLE INSURANCE TRUST

Amendment dated February 9, 2005, to the Amended and Restated Declaration of Trust dated December 16, 2004, to establish and designate MFS Research International Series is contained in Registrant's (File Nos. 33-74668 and 811-8326) Post-Effective Amendment No. 20 filed with the Securities and Exchange Commission via EDGAR on February 10, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein be reference.

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